CONSENT OF INDEPENDENT REGISTRERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-10008 and No. 333-13770), and Form F-3/A (No. 333-116044 and No. 333-133330) of our report dated March 29, 2007, with respect to the consolidated financial statements of BluePhoenix Solutions Ltd. included in this Amendment No. 2 to the Annual Report on Form 20-F/A2.

/s/ Ziv Haft
Ziv Haft
Certified Public Accountants (Isr.)
BDO Member Firm

Tel-Aviv, Israel
December 26, 2007